Exhibit 99

FSI International 3455 Lyman Boulevard Chaska, Minnesota, USA 55318-3052

NEWS

For additional information contact:	Benno Sand-Investor and Financial Media (952) 448-8936 Laurie Walker-Trade Media (952) 448-8066

FOR IMMEDIATE RELEASE

FSI International, Inc. Announces Fourth Quarter and Fiscal Year 2003 Financial Results

The Company Began Fiscal 2004 with $44 Million in Cash and No Debt After Generating $1.4 Million of Positive Cash Flow in the Fourth Quarter

     MINNEAPOLIS (Oct. 21, 2003) — FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the fiscal 2003 fourth quarter and the year ended August 30, 2003.

Fiscal 2003 Results

     Fiscal year 2003 sales were $88.8 million, compared to $143.4 million for fiscal 2002. The Company’s 2003 fiscal year net loss was $78.6 million or $2.66 per share (diluted), compared to a net loss of $34.7 million or $1.26 per share (diluted) for fiscal year 2002.

     The Company reported significant non-cash charges during fiscal 2003 and 2002, including:

     Fiscal 2003 Charges

•	A $26.0 million or $0.88 per share asset write-down charge associated with winding down the Microlithography Division.

•	A $2.8 million or $0.09 per share early termination fee charge as the Company transitioned from using Metron Technology for distribution of its products in Europe and the Asia-Pacific region to a direct model in these regions.

•	A $10.2 million or $0.35 per share impairment charge related to the Company’s investment in Metron Technology.

     Fiscal 2002 Charges

•	A $5.4 million or $0.18 per share charge associated with the write-off of goodwill relating to the 1999 acquisition of YieldUP.

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FSI International, Inc.
October 21, 2003
Page Two

Fourth Quarter Fiscal 2003 Results

     Sales for the fiscal 2003 fourth quarter were $22.2 million, compared to $30.0 million for the same period of fiscal 2002. The Company’s net loss for the fourth quarter of fiscal 2003 was $1.8 million or $0.06 per share (diluted), as compared to a net loss of $14.5 million or $0.50 per share (diluted) in the fourth quarter of fiscal 2002, including the $5.4 million or $0.18 per share non-cash write-off of goodwill associated with the YieldUP acquisition.

     “Our substantial restructuring efforts of this past year positively impacted our financial performance during the quarter,” stated Don Mitchell, FSI’s chairman and chief executive officer. “There are signs that industry conditions are improving. Our customers are generally reporting increased factory utilization rates and device inventories remain low while device selling prices have stabilized. These trends are being driven by improving global economic conditions and the impact that this is having on consumer and corporate microelectronics spending.”

Backlog and Deferred Revenue

     The Company began fiscal 2004 with $25.6 million in backlog. Deferred revenue was $10.7 million at the end of fiscal 2003 and represented $4.5 million of deferred profit. Customers can cancel or delay orders; therefore backlog is not necessarily indicative of shipments or revenues in future periods.

Balance Sheet Strength

     Cash, cash equivalents and marketable securities at year end were $43.8 million, including $8.2 million of marketable securities associated with the Company’s investment in Metron Technology. As of August 30, 2003, the Company had $61.3 million in working capital, a current ratio of 3.5 to 1 and a book value of $3.68 per share.

Outlook

     Considering the backlog and deferred revenue levels at the end of fiscal 2003, the Company expects first quarter fiscal 2004 revenues to range from $20 to $23 million.* A portion of the expected revenue is subject to obtaining timely acceptance from the Company’s customers.

     Based upon the gross profit margin associated with deferred revenue, the expected manufacturing capacity utilization rate, the product sales mix and the current quarterly operating expense run rate, the Company expects a loss in the $4.0 to $5.0 million range for the first quarter of fiscal 2004.*

     Fiscal 2004 first quarter capital expenditures are expected to be less than $500,000, with depreciation and amortization expected to be between $2.3 and $2.6 million.* If the Company achieves its expectations, it anticipates burning less than $2.0 million of cash during the first quarter of fiscal 2004.*

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FSI International, Inc.
October 21, 2003
Page Three

Conference Call Details

     Investors will have the opportunity to listen to the conference call at 3:30 p.m. CT today over the Internet. The web cast is being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network such as America Online’s Personal Finance Channel, Fidelity Investments® (Fidelity.com) and others. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About FSI

     FSI International, Inc. is a global supplier of surface conditioning equipment technology and support services for microelectronics manufacturing. Using the Company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and CryoKinetic technologies, customers are able to achieve their process performance, flexibility and productivity goals.

     The Company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment.

     FSI maintains a web site at http://www.fsi-intl.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain “forward-looking” statements (*), including, but not limited to, the expected revenues, net losses, capital expenditures, depreciation and amortization and cash burn rate for the first quarter of fiscal 2004. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, results of the Company’s discussions with POLARIS® Systems and Services business customers; the length and extent of the current industry recovery; order delays or cancellations; the Company may incur unexpected additional costs as part of its cost cutting measures; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the Company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the Company’s successful execution of internal performance plans; the cyclical nature of the Company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the transition to 300mm products; the level of new orders; the timing and success of current and future product and process development programs; the success of the Company’s affiliated distributors; the success of the Company’s direct distribution organization; legal proceedings; and the potential impairment of long-lived assets; as well as other factors listed from time to time in the Company’s SEC reports including, but not limited to, the Company’s Annual Report on Form 10-K for the 2002 fiscal year and the Company’s quarterly report on Form 10-Q for the third quarter of fiscal 2003. The Company assumes no duty to update the information in this press release.

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Fourth Quarter Ended		Year Ended

	Aug. 30,	Aug. 31,	Aug. 30,	Aug. 31,
	2003	2002	2003	2002

Sales	$22,167	$29,952	$88,826	$143,374
Cost of goods sold	9,006	18,509	74,318	98,999

Gross margin	13,161	11,443	14,508	44,375
Selling, general and administrative expenses	9,489	16,471	38,602	44,917
Research and development expenses	5,816	9,664	31,126	36,197
Transition Agreement	—	—	2,750	—
Write-down of fixed assets	—	—	7,000	—

Operating loss	(2,144)	(14,692)	(64,970)	(36,739)
Interest and other income, net	252	453	664	1,532
Impairment of investment in affiliate	—	—	(10,195)	—

Loss before income taxes	(1,892)	(14,239)	(74,501)	(35,207)
Income tax expense (benefit)	(25)	—	50	(559)

Loss before equity in earnings (loss) of affiliates	(1,867)	(14,239)	(74,551)	(34,648)
Equity in earnings (loss) of affiliates	18	(250)	(4,006)	(15)

Net loss	$(1,849)	$(14,489)	$(78,557)	$(34,663)

Loss per share (basic and diluted)	$(0.06)	$(0.50)	$(2.66)	$(1.26)

Weighted average common shares
Basic	29,625	29,199	29,546	27,450
Diluted	29,625	29,199	29,546	27,450

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	Aug. 30,	Aug. 31,
	2003	2002

Assets
Current assets
Cash, restricted cash, cash equivalents and marketable securities	$43,759	$63,868
Receivables, net	17,578	19,428
Inventories	19,461	44,693
Other current assets	4,844	4,731

Total current assets	85,642	132,720
Property, plant and equipment, net	34,868	47,350
Investment in affiliates	6,306	22,723
Intangible assets, net	4,322	6,636
Other assets	2,248	2,341

Total assets	$133,386	$211,770

Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payable	4,221	9,146
Deferred profit*	4,524	4,115
Accrued expenses	15,641	18,877

Total current liabilities	24,386	32,138
Total Stockholders’ Equity	109,000	179,632

Total liabilities and stockholders’ equity	$133,386	$211,770

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except per share and total employee data)
(unaudited)

	Aug. 30,	Aug. 31,
	2003	2002

Sales by Area
United States	62%	72%
International	38%	28%
Cash Flow Statement
Capital expenditures	$3,927	$4,224
Depreciation	$9,065	$10,914
Amortization	$2,313	$2,603
Miscellaneous Data
Total employees, including contract	495	651
Book value per share	$3.68	$6.10
Shares outstanding	29,655	29,463

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